Exhibit 99.1

VALASSIS PRICES OFFERING OF $540 MILLION OF SENIOR NOTES

Livonia, Mich., Feb. 28, 2007: Valassis Communications, Inc. (NYSE: VCI) announced today that it has priced a private placement of $540 million aggregate principal amount of 8 1/4% senior notes due 2015. The sale of the notes is expected to close on March 2, 2007, subject to customary closing conditions.

Valassis intends to use the net proceeds from the offering, together with initial borrowings under an anticipated new senior secured credit facility and other available cash, to finance its previously announced acquisition of ADVO, Inc., to refinance all of ADVO’s outstanding indebtedness and to pay related fees and expenses.

Valassis will pay interest on the notes at an annual rate equal to 8 1/4%, subject to earlier repurchase or redemption. The notes will mature on March 1, 2015 and will be guaranteed by substantially all of Valassis’ existing and future domestic restricted subsidiaries on a senior unsecured basis.

The offering is being made only to qualified institutional buyers pursuant to Rule 144A of the Securities Act and outside the United States to persons other than U.S. persons in reliance upon Regulation S. The notes have not been registered under the Securities Act and may not be offered or sold in the United States without registration or an applicable exemption from the registration requirements.

This press release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

About Valassis

Valassis offers a wide range of marketing services to consumer packaged goods manufacturers, retailers, technology companies and other customers with operations in the United States, Europe, Mexico and Canada. Valassis’ products and services portfolio includes: newspaper-delivered promotions and advertisements such as inserts, sampling, polybags and on-page advertisements; direct-to-door advertising and sampling; direct mail; Internet-delivered marketing; loyalty marketing software; coupon and promotion clearing; and promotion planning and analytic services. Valassis has been listed as one of FORTUNE magazine’s “Best Companies to Work For” from 1998 to 2006. Valassis subsidiaries include Valassis Canada, Promotion Watch, Valassis Relationship Marketing Systems, LLC and NCH Marketing Services, Inc. For additional information, visit Valassis’ Web site at http://www.valassis.com.

Safe Harbor and Forward-Looking Statements

Certain statements found in this document constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks and uncertainties and other factors which may cause the actual results, performance or achievements of Valassis to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: price competition from Valassis’ existing competitors; new competitors in any of Valassis’ businesses; a shift in customer preference for different promotional materials, strategies or coupon delivery methods; an unforeseen increase in Valassis’ paper costs; economic disruptions caused by terrorist activity, armed conflict or changes in general economic conditions; changes which affect the businesses of Valassis’ customers and lead to reduced sales promotion spending; risks associated with the availability, timing and cost of financing Valassis’ proposed acquisition of ADVO, Inc., which may affect the timing of the closing of the acquisition; and the challenges and costs of achieving synergies in connection with the proposed ADVO acquisition and integrating ADVO’s operations. Valassis disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:	Media Contact:
Sherry Lauderback	Mary Broaddus
Director, Investor Relations	Manager, Corporate Communications
(734) 591-7374	(734) 591-7375
lauderbacks@valassis.com	broaddusm@valassis.com